SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 1, 1998



                           PEASE OIL AND GAS COMPANY
             (Exact name of registrant as specified in its charter)





       Nevada                          0-6580                     87-0285520
(State or other jurisdiction     (Commission File No.)         (I.R.S. Employer
  of incorporation)                                          Identification No.)




751 Horizon Court, Suite 203, Grand Junction, Colorado            81506-8718
     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code:   (970) 245-5917



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Item 5.           OTHER EVENTS.

         On December 1, 1998, F. A. Wise, a director of the Registrant since July 10, 1998 and a member of the Executive Committee of the Board of Directors, resigned as a director. Mr Wise has agreed to continue to assist the Registrant as a part time consultant. Effective December 7, 1998, in connection with termination of an employment agreement and separation as an employee of the Registrant, Willard H. Pease, Jr., resigned as a director of the Registrant. Following the resignations of Messrs. Wise and Pease, the Registrant has seven directors.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 15, 1998

                                      PEASE OIL AND GAS COMPANY


                                      By  /s/ Patrick J. Duncan
                                         Patrick J. Duncan, President


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